EXHIBIT 3.1

                              CERTIFICATE OF TRUST

                                       OF

                         EAGLE FINANCIAL CAPITAL TRUST I

          This Certificate of Trust is being executed as of March 26, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Act").

          The undersigned hereby certify as follows:

          1. Name. The name of the business trust is "Eagle Financial Capital Trust I" (the "Trust").

          2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware 19890-0001

          3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.


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          IN WITNESS WHEREOF, the undersigned,  being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                             WILMINGTON TRUST COMPANY
                                             as Delaware Trustee

                                             By: /s/ Donald G. MacKelcan
                                                 -------------------------------
                                             Name: Donald G. MacKelcan



                                             ADMINISTRATIVE TRUSTEE

                                             By: /s/ Robert J. Britton
                                                 -------------------------------
                                             Name: Robert J. Britton




                                             ADMINISTRATIVE TRUSTEE

                                             By: /s/ Mark J. Blum
                                                 -------------------------------
                                             Name: Mark J. Blum




                                             EAGLE FINANCIAL CORP.,
                                             as Sponsor

                                             By: /s/ Robert J. Britton
                                                 -------------------------------
                                             Name:  Robert J. Britton
                                             Title: President & Chief
                                                    Executive Officer